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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference of our firm under the caption "Experts" in the Registration Statement of Sterling Commerce, Inc., related to registration of 17,450,400 shares of common stock issuable under the Amended and Restated 1996 Stock Option Plan and to the incorporation by reference therein of our reports dated March 4, 1996, with respect to the consolidated financial statements and schedule of Sterling Commerce, Inc. included in its Registration Statement on Form S-1 (Registration No. 33-80595).



                                 /s/ Ernst & Young LLP


Dallas, Texas

October 31, 1996